EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Aspen Insurance Holdings Limited                 T 441-297-9382
Noah Fields, Head of Investor Relations
Julian Cusack, Chief Financial Officer

European Press Contact:
The Maitland Consultancy            T 44-207-7379-5151
Brian Hudspith

North American Press Contact:
Abernathy MacGregor            T 212-371-5999
Carina Davidson
Eliza Johnson

ASPEN INSURANCE HOLDINGS LIMITED REPORTS THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2005 FINANCIAL RESULTS

•	Net loss of $(362.0) million for third quarter 2005 and $(208.1) for the nine months ended September 30, 2005 including $453.7 million of losses from Hurricanes Katrina and Rita

•	Third quarter 2005 combined ratio of 207.1% and 121.0% for the nine months ended September 30, 2005

•	Subsequent to the end of third quarter 2005, we raised approximately $400 million through the sale of our shares

HAMILTON, BERMUDA, October 27, 2005 — Aspen Insurance Holdings Limited (NYSE: AHL;BSX:AHL BH) today reported a net loss of $(362.0) million, or $(5.22) per diluted share, for the three months ended September 30, 2005 and $(208.1) million, or $(3.00) per diluted share for the nine months ended September 30, 2005.

Gross written premiums were $494.0 million for the third quarter 2005 and $1,847.5 million for the nine months ended September 30, 2005.

Net investment income was $29.4 million for the third quarter 2005 and $82.0 million for the nine months ended September 30, 2005.

Chris O'Kane, chief executive officer, said, "Our third quarter results are clearly disappointing. This has been an exceptional year for natural catastrophes. Hurricanes Katrina, Rita and Wilma present major challenges to our industry and we will make the necessary revisions to our approach towards underwriting property reinsurance to take full advantage of the opportunities that will emerge. As we move towards the January renewal season, we expect to see dramatic increase in rates in loss impacted lines and significant improvements in policy wordings. I believe that Aspen is influential and has a leading position in areas such as offshore energy physical damage insurance and property catastrophe reinsurance which will see the most significant improvements. The Company is well positioned to benefit from these changes in market conditions and our diversified business model will continue to serve us well."

Shareholders' equity decreased from $1,481.5 million at December 31, 2004 to $1,223.9 million at September 30, 2005.

Subsequent to the end of our third quarter 2005, we raised approximately $400 million through the sale of our shares, of which $390 million was contributed to the capital of Aspen Insurance Limited, our Bermudian insurance subsidiary.

Earnings conference call

Aspen will hold a conference call tomorrow, October 28, 2005 at 8:30 a.m. (ET) to discuss third quarter 2005 financial results. Investors may participate in the live conference call by dialing 800-473-6123 (toll-free domestic U.S.) or 973-582-2706 (international); conference ID: 6542523 Please call to register at least 10 minutes before the conference call begins. A replay of the call will be available for 10 days via telephone starting approximately two hours following the live call on October 28, 2005, and can be accessed at 877-519-4471 (toll-free domestic U.S.) or 973-341-3080 (international); digital pin: 6542523. The live call and a replay can also be heard via Aspen's website at www.aspen.bm.

In addition, a financial supplement relating to the Company's financial results for the third quarter 2005 and nine months ended September 30, 2005 is available in the Investor Relations section of the Company's website at www.aspen.bm.

About Aspen Insurance Holdings Limited

Aspen Insurance Holdings Limited was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and the United States and marine and aviation insurance and reinsurance worldwide through Aspen Insurance UK Limited. Aspen's operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United States: Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen Specialty Insurance Company. Aspen has four operating segments: property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance. Aspen's principal existing shareholders include The Blackstone Group, Candover Partners Limited, Wellington Underwriting plc and Credit Suisse First Boston Private Equity. For more information about Aspen, please visit the Company's website at www.aspen.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Aspen's earnings conference call may contain, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," "estimate," "may," "continue," and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not limited to: the impact of acts of terrorism and related legislations and acts of war; the possibility of greater frequency or severity of or unanticipated losses from natural or man-made catastrophes, including Hurricanes Katrina and Rita and the New Orleans Flood; evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina and Rita and the New Orleans Flood; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; the effectiveness of the Company's loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the loss of key personnel; a decline in the operating subsidiaries' ratings with Standard & Poor's, A.M. Best or Moody's; changes in general economic conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; decrease in demand for the Company's insurance or reinsurance products and cyclical downturn of the industry; changes in governmental regulation or tax laws in the jurisdictions where the Company conducts business; the total industry losses resulting from Hurricanes Katrina and Rita and the New Orleans Flood; the actual number of the Company's insureds incurring losses from these storms; the limited actual loss reports received from the Company's insureds to date; the preliminary nature of possible loss information received by brokers to date on behalf of cedants; the Company's reliance on industry loss estimates and those generated by modeling techniques; the impact of these storms on the Company's reinsurers; the amount and timing of reinsurance recoverables and reimbursements actually received by the Company from its reinsurers; the overall level of competition, and the related demand and supply dynamics as contracts come up for renewal. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the U.S. Securities and Exchange Commission on March 14, 2005 and Aspen's Current Report on Form 8-K dated October 4, 2005. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Summary of Results – Consolidated Income Statements

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(in US$ millions)	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
UNDERWRITING REVENUES
Gross premiums written	494.0	349.4	1,847.5	1,370.0
Premiums ceded	(149.5)	(53.5)	(384.0)	(201.1)
Net premiums written	344.5	295.9	1,463.5	1,168.9
Change in unearned premiums	34.9	(2.5)	(310.4)	(242.7)
Net premiums earned	379.4	293.4	1,153.1	926.2
UNDERWRITING EXPENSES
Losses and loss expenses	(683.0)	(303.2)	(1,086.3)	(566.7)
Acquisition expenses	(71.1)	(40.0)	(218.4)	(164.2)
General and administrative expenses	(31.5)	(26.5)	(90.6)	(70.7)
Total Underwriting Expenses	(785.6)	(369.7)	(1,395.3)	(801.6)
Underwriting Income (Loss)	(406.2)	(76.3)	(242.2)	124.6
OTHER OPERATING REVENUE
Net investment income	29.4	19.4	82.0	46.3
Interest expense	(4.3)	(2.7)	(12.2)	(3.2)
Total other operating revenue	25.1	16.7	69.8	43.1
Other expense	(4.8)	(2.1)	(9.2)	(2.1)
OPERATING INCOME (LOSS) BEFORE TAX	(385.9)	(61.7)	(181.6)	165.6
OTHER
Net realized exchange gains (losses)	(3.9)	1.4	(8.7)	0.7
Net realized investment gains (losses)	(1.4)	1.9	(1.4)	(2.4)
INCOME (LOSS) BEFORE INCOME TAX	(391.2)	(58.4)	(191.7)	163.9
Income taxes	29.2	15.4	(16.4)	(41.0)
NET INCOME (LOSS) AFTER TAX	(362.0)	(43.0)	(208.1)	122.9
Dividends Paid	(10.4)	(2.0)	(31.2)	(6.2)
Retained Income	(372.4)	(45.0)	(239.3)	116.7
Components of Net Income (after tax)
Operating income	(357.1)	(43.9)	(198.4)	125.5
Net realized investment gains (losses)	(1.0)	(0.1)	(1.0)	(3.1)
Net realized exchange gains (losses)	(3.9)	1.0	(8.7)	0.5
NET INCOME (LOSS) AFTER TAX	(362.0)	(43.0)	(208.1)	122.9

Per share data

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(In US$ except for number of shares)	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Basic earnings per share
Net income	(5.22)	(0.62)	(3.00)	1.78
Operating income	(5.15)	(0.63)	(2.86)	1.81
Diluted earnings per share
Net income	(5.22)	(0.62)	(3.00)	1.71
Operating income	(5.15)	(0.63)	(2.86)	1.75
Weighted average ordinary shares outstanding	69,343,435	69,174,303	69,339,484	69,175,603
Weighted average ordinary shares outstanding and dilutive potential ordinary shares	69,343,435	69,174,303	69,339,484	71,751,883
Book value per share			17.53	20.40
Diluted book value (treasury stock method)			17.53	19.66
Ordinary shares outstanding at end of the period			69,342,486	69,174,303
Ordinary shares outstanding and dilutive potential ordinary shares at end of the period			69,342,486	71,760,480

Consolidated Balance Sheet

(in US$ millions)	As at September 30, 2005	As at December 31, 2004
ASSETS
Investments
Fixed Maturities	2,645.5	2,207.2
Short term investments	491.5	528.7
Total Investments	3,137.0	2,735.9
Cash and cash equivalents	369.4	284.9
Reinsurance Recoverables
Unpaid losses	894.8	197.7
Ceded unearned premiums	155.4	40.4
Receivables
Underwriting premiums	798.4	494.2
Other	31.6	39.2
Deferred policy acquisition costs	194.8	115.6
Derivative at fair value	16.5	23.6
Office properties and equipment	19.1	5.0
Other assets	6.2	—
Intangible assets	8.2	6.6
Total Assets	5,631.4	3,943.1
LIABILITIES
Insurance Reserves
Losses and loss adjustment expenses	2,748.6	1,277.9
Unearned premiums	1,129.8	714.0
Total insurance reserves	3,878.4	1,991.9
Payables
Reinsurance premiums	205.0	54.2
Taxation	11.1	57.7
Accrued expenses and other payables	46.7	84.3
Liabilities under derivative contracts	17.0	24.2
Total Payables	279.8	220.4
Long term debt	249.3	249.3
Total Liabilities	4,407.5	2,461.6
SHAREHOLDERS' EQUITY
Ordinary shares	1,100.2	1,096.1
Retained earnings	128.2	367.5
Accumulated other comprehensive income, net of taxes	(4.5)	17.9
Total shareholders' equity	1,223.9	1,481.5
Total Liabilities and Shareholders' Equity	5,631.4	3,943.1

Summarized Cash Flow

(in US$ millions)	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Net cash from operating activities	605.9	656.6
Net cash from investing activities	(486.5)	(860.1)
Net cash from financing activities	(30.8)	243.1
Effect of exchange rate movements on cash and cash equivalents	(4.1)	7.1
Increase in cash and cash equivalents:	84.5	46.7
Cash at beginning of the period	284.9	230.8
Cash at end of the period	369.4	277.5

Non-GAAP Financial Measures

In presenting the Company's results, management has included and discussed certain "non-GAAP financial measures", as such term is defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures in accordance with Regulation G is included in the financial supplement, which can be obtained from Aspen's website at www.aspen.bm.

(1) Annualized Operating Return on Average Equity (ROAE) is a non-GAAP financial measure. Annualized Operating Return on Average Equity is calculated using 1) operating income, as defined below and 2) excludes from average equity, the average after tax unrealized appreciation or depreciation on investments and the average after tax unrealized foreign exchange gains or losses. Unrealized appreciation (depreciation) on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) on foreign exchange is the result of exchange rate movements between the US dollar and the British pound. Such appreciation (depreciation) is not related to management actions or operational performance (nor is it likely to be realized). Therefore the Company believes that excluding these unrealized appreciations (depreciations) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. Average equity is calculated as the arithmetic average on a monthly basis for the stated periods.

The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

See page 25 of the Company's financial supplement for a reconciliation of operating income to net income and page 19 for a reconciliation of average equity.

(2) Operating income is a non-GAAP financial measure. Operating income is an internal performance measure used by the Company in the management of its operations and represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses.

The Company excludes after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company's results of operations in a manner similar to how management analyzes the Company's underlying business performance. Operating income should not be viewed as a substitute for GAAP net income. Please see above and page 25 of the Company's financial supplement for a reconciliation of operating income to net income. The Company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

(3) Diluted book value per share is a non-GAAP financial measure. The Company has included diluted book value per share because it takes into account the effect of dilutive securities; therefore, the Company believes it is a better measure of calculating shareholder returns than book value per share. Please see page 25 of the Company's financial supplement for a reconciliation of diluted book value per share to basic book value per share. The Company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

(4) Underwriting ratios excluding impact of Hurricanes and Windstorms (are non-GAAP financial measures): In these ratios, the Company excludes the impact of Hurricanes Katrina and Rita (in relation to the 2005 financial year figures) and Hurricanes Charley, Frances, Ivan and Jeanne and Typhoon Songda (in relation to the 2004 comparative figures) from net premiums earned and losses and loss expenses in order to calculate loss ratio and expense ratios excluding the impact of these events. The underwriting ratios excluding the impact of the hurricanes and windstorms are derived by adjusting the net premiums earned and the losses and loss expenses for the period by the impact of the hurricanes and windstorms in the period as shown and calculating loss ratio and expense ratio using these derived balances. In addition to presenting underwriting ratios determined in accordance with GAAP, the Company believes that showing non-GAAP underwriting ratios enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company's results of operations in a manner similar to how management analyzes the Company's underlying business performance without these events. In addition, the Company believes that such users wish to have such non-GAAP ratios, as well as the GAAP-based ratios, to compare the performance of the Company's underlying business lines without regard to the impact of these major catastrophes.

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